DHI Group Reports 2024 First Quarter Financial Results

CENTENNIAL, Colorado, May 8, 2024 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) today announced financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights(1)

▪Total revenue was $36.0 million, down 7% year over year.
▪Total bookings were $48.8 million, down 9% year over year.
▪Net loss was $1.5 million, or a negative $0.03 per diluted share, a net loss margin of 3%, compared to net income of $0.5 million, or $0.01 per diluted share, a net income margin of 1%, in the year-ago quarter.
▪Non-GAAP earnings per share for both the current and prior year quarter was $0.05 per diluted share.
▪Adjusted EBITDA was $8.6 million, up 6% year over year, and Adjusted EBITDA Margin was 24%, up from 21% in the year-ago quarter.
▪Cash flow from operations was $2.1 million, up from $0.0 million in the year-ago quarter.
▪Cash was $3.2 million at quarter end compared to $4.2 million at the prior quarter end and total debt was $41.0 million at quarter end compared to $38.0 million at the prior quarter end and $46.0 million in the year-ago quarter.
(1) See definition of bookings and see "Notes Regarding the Use of Non-GAAP Financial Measures" related to Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP Earnings Per Share, including the revised title and definition of Non-GAAP Earnings Per Share, later in this press release.

Commenting on the results, Art Zeile, President and CEO of DHI Group, said:

"While we suffered from a slump in hiring demand last year, the first three months of 2024 have been more promising, with tech job postings increasing from a low point of 142,000 in December to 191,000 in March as reported by CompTIA. The pre-pandemic average was 300,000 job postings per month in 2019 so we aren’t back to normal yet, but we are seeing small signs of improvement. Tech is the second largest long-term occupational growth trend in the US and is projected to grow twice as fast as the overall U.S. workforce over the next ten years as the macro trend of digital transformation, including generative AI, is expected to drive demand for tech talent across the full spectrum of tech job roles over the next decade. As businesses accelerate their investment in technology initiatives, our subscription-based offerings, proprietary tech skills mapping and search algorithms will be impactful tools to find the perfect match for their job posting from our over 8 million technologist profiles."

Reiterating 2024 full year guidance, Raime Leeby, CFO of DHI Group, commented:

"We remain focused on driving long-term, sustainable revenue growth and are well positioned from a customer acquisition perspective to return to growth as tech hiring returns to normal levels. We expect our bookings performance to improve in the second quarter with growth in total bookings returning in the second half of the year. For the second quarter, we expect our revenue to be similar to first quarter revenue, with total revenue for the full year declining in the low single-digit percentage range. From a profitability perspective, we continue to target an Adjusted EBITDA margin of 24% for the full year."

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Raime Leeby, Chief Financial Officer, will host a conference call today, May 8, 2024, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, expectations (financial or otherwise) and intentions, growth potential, and statements regarding our 2024 financial outlook. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, uncertainty in respect to the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or alternatives to, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Non-GAAP Earnings Per Share (Previously titled Adjusted Diluted Earnings Per Share)

Non-GAAP Earnings Per Share is a non-GAAP performance measure that management believes is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Non-GAAP Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash stock-based compensation, impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on investments, restructuring charges, and discrete tax items.

Non-GAAP Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

The Company revised its definition of non-GAAP Earnings Per Share beginning with the first quarter of 2024 to exclude the impact of non-cash stock-based compensation in an effort to provide a more transparent and comparable view of its financial performance. Accordingly, all prior periods presented have been recast to reflect the current definition.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses these measures to calculate amounts of performance-based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, and items such as non-cash stock-based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenue written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-

based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, impairment of investment, restructuring charges and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and gains related to legal claims that are unusual in nature or infrequent.
Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by revenue.
We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined above, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.
Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, operating income, net income, net income margin, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended March 31,
	2024	2023

Revenue	$36,025	$38,620

Operating expenses:
Cost of revenue	4,877	4,912
Product development	4,798	4,694
Sales and marketing	12,698	16,060
General and administrative	7,227	8,208
Depreciation	4,456	4,173
Total operating expenses	34,056	38,047
Operating income	1,969	573
Income from equity method investment	134	171
Impairment of investment	(400)	—
Interest expense and other	(946)	(798)
Income (loss) before income taxes	757	(54)
Income tax expense (benefit)	2,269	(514)
Net income (loss)	$(1,512)	$460

Basic earnings (loss) per share	$(0.03)	$0.01
Diluted earnings (loss) per share	$(0.03)	$0.01

Weighted-average basic shares outstanding	44,210	43,886
Weighted-average diluted shares outstanding	44,210	45,240

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from (used in) operating activities:
Net income (loss)	$(1,512)	$460
Adjustments to reconcile net income (loss) to net cash flows from (used in) operating activities:
Depreciation	4,456	4,173
Deferred income taxes	980	(848)
Amortization of deferred financing costs	36	36
Stock-based compensation	2,144	2,887
Income from equity method investment	(134)	(171)
Impairment of investment	400	—
Change in accrual for unrecognized tax benefits	81	60
Changes in operating assets and liabilities:
Accounts receivable	(9,535)	(4,153)
Prepaid expenses and other assets	1,221	279
Capitalized contract costs	(933)	683
Accounts payable and accrued expenses	(2,032)	(11,382)
Income taxes receivable/payable	1,285	247
Deferred revenue	5,744	7,981
Other, net	(114)	(241)
Net cash flows from operating activities	2,087	11
Cash flows used in investing activities:
Purchases of fixed assets	(4,442)	(4,833)
Net cash flows used in investing activities	(4,442)	(4,833)
Cash flows from (used in) financing activities:
Payments on long-term debt	(9,000)	(3,000)
Proceeds from long-term debt	12,000	19,000
Payments under stock repurchase plan	—	(3,521)
Purchase of treasury stock related to vested restricted and performance stock units	(1,611)	(5,295)
Net cash flows from financing activities	1,389	7,184
Net change in cash for the period	(966)	2,362
Cash, beginning of period	4,206	3,006
Cash, end of period	$3,240	$5,368

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	March 31, 2024	December 31, 2023
Current assets
Cash	$3,240	$4,206
Accounts receivable, net	31,760	22,225
Income taxes receivable	—	221
Prepaid and other current assets	3,030	4,237
Total current assets	38,030	30,889
Fixed assets, net	24,492	25,272
Capitalized contract costs	7,297	6,364
Operating lease right-of-use assets	4,460	4,759
Investments	1,673	1,918
Acquired intangible assets	23,800	23,800
Goodwill	128,100	128,100
Other assets	4,051	4,100
Total assets	$231,903	$225,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$14,610	$17,408
Deferred revenue	55,040	49,463
Income taxes payable	1,064	—
Operating lease liabilities	2,136	2,006
Total current liabilities	72,850	68,877
Deferred revenue	676	508
Operating lease liabilities	6,023	6,543
Long-term debt, net	41,000	38,000
Deferred income taxes	3,194	2,214
Accrual for unrecognized tax benefits	1,113	1,032
Other long-term liabilities	462	486
Total liabilities	125,318	117,660
Total stockholders’ equity	106,585	107,542
Total liabilities and stockholders’ equity	$231,903	$225,202

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, we have provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most directly comparable GAAP measure. A statement of operations and statement of cash flows for the three-month periods ended March 31, 2024 and 2023 and balance sheets as of March 31, 2024 and December 31, 2023 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q1 2024	Q1 2023	$ Change	% Change
Dice[1]	$23,179	$26,910	$(3,731)	(14)%
ClearanceJobs	12,846	11,710	1,136	10%
Total Revenue	$36,025	$38,620	$(2,595)	(7)%

Net income (loss)[2]	$(1,512)	$460	$(1,972)	(429)%
Net income (loss) margin[3]	(4)%	1%	n.m.	n.m.
Diluted earnings (loss) per share[2]	$(0.03)	$0.01	$(0.04)	(400)%
Non-GAAP earnings per share[4]	$0.05	$0.05	$—	—%
Adjusted EBITDA[4]	$8,569	$8,054	$515	6%
Adjusted EBITDA margin[4]	24%	21%	n.m.	n.m.

(1) Includes Dice and Career Events
(2) For the three months ended March 31, 2024, net income (loss) and diluted earnings (loss) per share includes the net negative impact of non cash stock-based compensation, net of tax, and impairment of investment and discrete tax items of $4.0 million, or $0.08 per diluted share. For the three months ended March 31, 2023, net income and diluted earnings per share includes the net negative impact of non cash stock-based compensation, severance and related costs, net of tax, and discrete tax items of $1.9 million, or $0.04 per diluted share.
(3) Net income (loss) margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.
(4) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.

	Bookings[1]
	Q1 2024	Q1 2023	$ Change	% Change
Dice	$31,985	$37,618	$(5,633)	(15)%
ClearanceJobs	16,791	15,948	843	5%
Total Bookings	$48,776	$53,566	$(4,790)	(9)%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

	Average Annual Revenue per Recruitment Package Customer[1]
	Q1 2024	Q1 2023	$ Change	% Change
Dice	$15,997	$15,672	$325	2%
ClearanceJobs	$23,050	$20,520	$2,530	12%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a 30-day month. The simple average of each month is used to derive the amount for each period and then annualized to reflect 12 months.

	Renewal Rates
Renewal Rate on Revenue:	Q1 2024	Q1 2023
Dice	82%	92%
ClearanceJobs	98%	95%

Renewal Rate on Count:
Dice	74%	82%
ClearanceJobs	78%	83%

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Retention Rates[1]
	Q1 2024	Q1 2023
Dice	100%	105%
ClearanceJobs	115%	109%

(1) For customers that renewed their annual recruitment packages during the period, the retention rate represents the total contract value renewed, relative to the previous total contract value.

	Recruitment Package Customers
	March 31, 2024	March 31, 2023	Change	% Change
Dice	5,250	6,171	(921)	(15)%
ClearanceJobs	2,032	2,078	(46)	(2)%

	Deferred Revenue and Backlog[1]
		Comparison to Prior Year End			Comparison Year Over Year
	March 31, 2024	December 31, 2023	$ Change	% Change	March 31, 2023	$ Change	% Change
Deferred Revenue	$55,716	$49,971	$5,745	11%	$58,844	$(3,128)	(5)%
Contractual commitments not invoiced	58,825	58,126	699	1%	65,389	(6,564)	(10)%
Backlog	$114,541	$108,097	$6,444	6%	$124,233	$(9,692)	(8)%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Non-GAAP Earnings Per Share(1)
	Q1 2024	Q1 2023
Reconciliation of Diluted Earnings Per Share to non-GAAP Earnings per Share:
Diluted earning (loss) per share	$(0.03)	$0.01
Non-cash stock-based compensation(2)	0.04	0.05
Impairments, net of tax	0.01	—
Severance and related costs	—	0.01
Discrete tax items(3)	0.05	(0.01)
Other(3)	(0.02)	(0.01)
Non-GAAP earnings per share	$0.05	$0.05

Weighted average shares outstanding used in computing diluted earnings (loss) per share	44,210	45,240
Weighted average shares outstanding used in computing non-GAAP earnings per share	44,835	45,240

(1) Non-GAAP earnings per share was previously titled Adjusted Diluted Earnings Per Share.
(2) The Company revised its definition of non-GAAP earnings per share beginning with the first quarter of 2024 to exclude the impact of non-cash stock-based compensation expense. All prior periods have been recast to conform with the revised definition. See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in the document.
(3) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive, and for the impacts of rounding.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Adjusted EBITDA Reconciliations
	Q1 2024	Q1 2023
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(1,512)	$460
Interest expense	946	798
Income tax expense (benefit)	2,269	(514)
Depreciation	4,456	4,173
Non-cash stock-based compensation	2,144	2,887
Income from equity method investment	(134)	(171)
Impairment of investment	400	—
Severance and related costs	—	421
Adjusted EBITDA	$8,569	$8,054

Reconciliation of Cash Flows from Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$2,087	$11
Interest expense	946	798
Amortization of deferred financing costs	(36)	(36)
Income tax expense (benefit)	2,269	(514)
Deferred income taxes	(980)	848
Change in accrual for unrecognized tax benefits	(81)	(60)
Change in accounts receivable	9,535	4,153
Change in deferred revenue	(5,744)	(7,981)
Severance and related costs	—	421
Changes in working capital and other	573	10,414
Adjusted EBITDA	$8,569	$8,054

Guidance
Earlier in this press release, the Company provided guidance for Adjusted EBITDA margin, which is a non-GAAP financial measure. We are unable to reconcile expected Adjusted EBITDA margin to its nearest GAAP measure without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of items such as non-cash stock-based compensation, impairments, income tax expense, gains or losses from equity method investments, severance and retention costs, restructuring charges and legal claims and fees. By their very nature, these items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of this non-GAAP financial measure without unreasonable efforts.